SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2001

eLOYALTY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27975 (Commission File Number)	36-4304577 (IRS Employer Identification No.)

150 North Field Drive, Suite 250, Lake Forest, Illinois (Address of Principal Executive Offices)	60045 (Zip Code)

Registrant's telephone number, including area code:  (847) 582-7000

SIGNATURES
EXHIBIT INDEX
Press Release

Item 5. Other Events

     On December 18, 2001, eLoyalty Corporation announced that its stockholders had approved the following three proposals at a special meeting held for such purpose: (i) the issuance and sale of shares of 7% Series B convertible preferred stock in a private placement to funds affiliated with Technology Crossover Ventures and Sutter Hill Ventures, and the issuance of common stock upon the conversion of that preferred stock; (ii) an increase in the number of authorized shares of both the company’s common stock and the company’s preferred stock; and (iii) a one-for-ten reverse stock split with respect to all issued shares of the company’s common stock and a corresponding reduction in the number of authorized shares of the company’s common stock, including the shares authorized in (ii) above.

     The increase in the number of authorized shares and the one-for-ten reverse stock split are expected to become effective prior to the opening of business on December 19, 2001. Additionally, eLoyalty expects to close the private placement and the related rights offering being conducted by eLoyalty after the close of the market on December 19, 2001.

     A copy of the press release announcing the results of the special meeting is filed with this Current Report on Form 8-K as an exhibit, and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

Exhibit No.	Exhibit

99.1	Press release of eLoyalty Corporation issued December 18, 2001

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLOYALTY CORPORATION

Date: December 18, 2001	By:	/s/ Timothy J. Cunningham Timothy J. Cunningham Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release of eLoyalty Corporation issued December 18, 2001

2